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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      NEW YORK COMMUNITY BANCORP, INC.       NEW YORK COMMUNITY CAPITAL TRUST V
       (EXACT NAME OF REGISTRANT AS             EXACT NAME OF REGISTRANT AS
          SPECIFIED IN ITS CHARTER)              SPECIFIED IN ITS CHARTER)

                DELAWARE                                   DELAWARE
        (STATE OF INCORPORATION                    (STATE OF INCORPORATION
            OR ORGANIZATION)                           OR ORGANIZATION)

               06-1377322                                 16-6531023
    (IRS EMPLOYER IDENTIFICATION NO.)          (IRS EMPLOYER IDENTIFICATION NO.)

           615 MERRICK AVENUE                          615 MERRICK AVENUE
        WESTBURY, NEW YORK 11590                  WESTBURY, NEW YORK 11590
         (ADDRESS OF PRINCIPAL                      (ADDRESS OF PRINCIPAL
          EXECUTIVE OFFICES)                          EXECUTIVE OFFICES)

        Securities to be registered pursuant to Section 12(b) of the Act:


                 Units                            New York Stock Exchange
--------------------------------------    --------------------------------------
                 None                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-86682 and 333-100767.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                 -----------------------------------------------
                                 Title of Class




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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereby are units, titled Bifurcated Option Note Unit SecuritiES(SM)(BONUSES(SM)) units, issued by New York Community Bancorp, Inc. (the "Company") and New York Community Capital Trust V (the "Trust"), a Delaware statutory trust sponsored by the Company. Each unit consists of (1) a preferred security issued by the Trust and (2) a warrant to purchase 1.4036 shares (subject to adjustment) of common stock, par value $0.01, of the Company. The preferred securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by the Company, to the extent set forth in the Guarantee Agreement by the Company.

         A description of the units, including descriptions of the preferred securities and the warrants, is included under the headings "Description of the BONUSES(SM) Units," "Description of the Preferred Securities," "Description of the Debentures," "Description of the Preferred Securities Guarantee," "Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee," "Description of the Warrants" and "Book-Entry-Only Issuance" in the Prospectus Supplement filed in connection with Registration Statement No. 333-86682 with the Securities and Exchange Commission (the "SEC") by the Company on October 30, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated by reference into this Registration Statement.


ITEM 2.    EXHIBITS


        1. "Description of the BONUSES(SM) Units," "Description of the Preferred Securities," "Description of the Debentures," "Description of the Preferred Securities Guarantee," "Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee," "Description of the Warrants" and "Book-Entry-Only Issuance" (incorporated by reference to the Prospectus Supplement filed in connection with Registration Statement No. 333-86682 on Form S-3 with the SEC by the Company on October 30, 2002 pursuant to Rule 424(b) under the Securities Act of 1933).

        2. Unit Agreement among New York Community Bancorp, Inc., New York Community Capital Trust V and Wilmington Trust Company, as Unit Agent, Warrant Agent and Property Trustee, dated as of November 4, 2002 (incorporated by reference to Exhibit
                    4.8 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        3.          Form of Unit Certificate (incorporated by reference to
                    Exhibit 4.8 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        4.          Warrant Agreement between New York Community Bancorp, Inc.
                    and Wilmington Trust Company, as Warrant Agent, dated as of November 4, 2002 (incorporated by reference to Exhibit 4.9 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

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        5.          Amendment No. 1 to the Warrant Agreement, dated as of April
                    15, 2003 (incorporated by reference to Exhibit 4(p)(i) to the Company's current report of Form 8-K filed on April 17, 2003 with the SEC).

        6. Form of Warrant (incorporated by reference to Exhibit 4.9 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the
                    SEC).

        7. Declaration of Trust of New York Community Capital Trust V (incorporated by reference to Exhibit 4(g)(v) to the Company's Registration Statement, as amended, on Form S-3 (No. 333-86682) filed on April 22, 2002, with the SEC).


        8. Certificate of Trust of New York Community Capital Trust V, as filed with the Delaware Secretary of State on April 18, 2002 (incorporated by reference to Exhibit 4(f)(v) to the Company's Registration Statement, as amended, on Form S-3 (No. 333-86682) filed on April 22, 2002, with the SEC).

        9. Amended and Restated Declaration of Trust of New York Community Capital Trust V, dated as of November 4, 2002 (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        10. Amendment No. 1 to the Amended and Restated Declaration of Trust of New York Community Capital Trust V, dated as of April 15, 2003 (incorporated by reference to Exhibit 4(h)(iii) to the Company's current report of Form 8-K filed on April 17, 2003 with the SEC).

        11.         Form of Preferred Security (incorporated by reference to
                    Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        12. Indenture relating to the Junior Subordinated Debentures between New York Community Bancorp, Inc. and Wilmington Trust Company, as Trustee, dated as of November 4, 2002 (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        13. First Supplemental Indenture between New York Community Bancorp, Inc. and Wilmington Trust Company, as Trustee, dated as of November 4, 2002 (incorporated by reference to
                    Exhibit 4.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).
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        14.         Amendment No. 1 to the First Supplemental Indenture, dated as of April 15, 2003 (incorporated by reference to Exhibit 4(j)(i) to the Company's current report of Form 8-K filed on April 17, 2003 with the SEC).

        15.         Guarantee Agreement (incorporated by reference to Exhibit
                    4.7 of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002 filed on November 14, 2002 with the SEC).

        16. Certificate of Incorporation of New York Community Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2001).

        17. Bylaws of New York Community Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    April 25, 2003


                          NEW YORK COMMUNITY CAPITAL TRUST V
                          (Registrant)


                          By:    /s/ Robert Wann
                                 --------------------------------------------
                                 Robert Wann
                                 Administrative Trustee


                          By:    /s/ Thomas R. Cangemi
                                 --------------------------------------------
                                 Thomas R. Cangemi
                                 Administrative Trustee


                          NEW YORK COMMUNITY BANCORP, INC.
                          (Registrant)


                          By:    /s/ Anthony E. Burke
                                 --------------------------------------------
                          Name:  Anthony E. Burke
                          Title: Senior Executive Vice President and
                                 Chief Operating Officer